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                                                                    Exhibit 10.8

                          Memorandum of Understanding
                          ---------------------------

Between:

Buyer: Aquatic Cellulose International Corp. Suite #301 3704 - 32/nd/ St. Vernon, British Columbia V1T 8Z7 hereby represented by its president Gary Ackles,

And:

Seller: Raymond Lefebvre et Fils Ltee, 300 Route 159, Proulxville, Qc, Canada, G0X 2BO, Tel# (418) 365 - 6130, Fax (418) 365 - 6140.

                                                  Preliminary Considerations

     A) ACIC is a public company specializing in the harvesting of flooded timber. The harvester is done by means of particular equipment that has been designed and developed by ACIC.

     B) ACIC is presently doing major harvesting and processing operations on the Tucurui Hydroelectric Reservoir located in Northern Brazil, and needs additional vessels.

     C) Raymond Lefebvre is the owner free and clear of all leans and/or encumbrances of the following equipment hereafter referred to as the
          Fleet:
     Rapide Blanc, 35', 11 tons.              Value $US 20,000.00
     La Croche, 32', 7 tons.                  Value $US 22,500.00
     Joseph Boivin, 32', 9 tons.              Value $US 18,000.00
     J.M. Laing, 38', 14 tons.                Value $US 10,000.00
     Flamand, 35', 10 tons.                   Value $US 20,000.00
     La trenche, 35', 10 tons.                Value $US 20,000.00
     Barge, 17' x  40'                        Value $US 20,000.00
     Barge 17' x 36'                          Value $US 20,000.00
     -------------------------------------------------------------
                              Total Value     Value $US 150,500.00


The Two Above Parties Agree on the Following:

1.0  The parties agree in principle to move forward in a process of the Buyer
     (ACIC) purchasing from the Seller (Raymond Lefebvre) the afore mentioned Fleet. It is understood by both parties that this Memorandum of Understanding is intended as a basic agreement apon which to proceed whereby an official contract shall follow in which all details shall be clearly defined and agreed apon by both parties.

2.0 The Seller will sell to ACIC the Fleet free and clear of all leans / encumbrances for the agreed price of US$150,500.00.
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3.0  The complete Fleet value will be paid by the Buyer with ACIC common stock.

4.0 The amount of stock set aside for this transaction shall be 2.5 million shares.

5.0 The Buyer shall guarantee to the seller that the cash value received by the Seller will equal the agreed Fleet value of US$150,500.00.

6.0 Aquatic will forward the common stocks certificate to Raymond Lefebvre & Fils Ltee, upon the conclusion of the SB2 registration statement.

7.0 Aquatic Cellulose can take possession of the boats according to the following schedule.

On or after
June 15/th/ 2001
Boats: Rapide Blanc,35',11 Tons
       LaCroche, 32',7 Tons
       Joseph Boivin, 32',9 Tons
       Barge 17' x 36'
Parts: 1/3 of the parts, including 2 propellers.

On or after
October 15/th/ 2001
Boats: J.M. Laing, 38',9 Tons
       Flamand, 35',14 Tons
       La Trenche, 35',10 Tons
       Barge 17' x 40'
Parts: The remaining of the parts.

Signatures

Aquatic Cellulose International Corp.
President/CEO
Signed                                      Signed
Gary Ackles                                 Raymond Lefebvre

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